UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2009

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana		70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

    (a)         On March 23, 2009, the Board of Directors (the "Board") of Home Bancorp, Inc. (the "Company"), amended the Company's Bylaws to delete the last sentence of Article VI thereof, which previously required that the appointment of the Company's independent registered public accounting firm be subject to annual ratification by shareholders. The Audit Committee has not yet completed its process to select an audit firm and, since such process is not expected to be completed prior to the anticipated mailing date for proxy materials for the upcoming Annual Meeting of Shareholders, the Board determined to amend the Company's Bylaws as described above in order to permit the Audit Committee to finalize its engagement of the Company's independent registered public accounting firm for 2009.  In the future, the Company anticipates that ratification of the Company's independent registered accounting firm will be a matter included for shareholder consideration at annual meetings.  A copy of the Company's Amended and Restated Bylaws, as currently in effect, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

    (b)         Not applicable.

ITEM 9.01	Financial Statements and Exhibits

(a)       Not applicable.
(b)       Not applicable.
(c)       Not applicable.
(d)       Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Home Bancorp, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME BANCORP, INC.

Date: March 27, 2009	By:	/s/John W. Bordelon
John W. Bordelon
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

3.2	Amended and Restated Bylaws of Home Bancorp, Inc.